Cazador postpones and adjourns

special meeting of shareholders

September 27, 2012 -- Cazador Acquisition Corporation Ltd., a blank check company (the “Company”) (NASDAQ: CAZA, CAZAU, CAZAW), today announced that it has postponed its special meeting of shareholders originally scheduled to take place on September 28, 2012. The special meeting will be adjourned until October 2, 2012 at 10:00 a.m., New York City time, at its original location. The record date for the special meeting remains August 27, 2012. Shareholders who have previously sent in proxy cards or given instructions to brokers do not need to re-cast their votes.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded or followed by or that otherwise include the words "believes," "expects," “anticipates," "intends," "projects," "estimates," "plans," and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Forward-looking statements in this release also include statements about business and economic trends. Investors should also consider the areas of risk described under the heading "Forward Looking Statements" and those factors captioned as "Risk Factors" in the Company’s periodic reports under the Securities Exchange Act of 1934, as amended, or in connection with any forward-looking statements that may be made by the Company.

The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Investor/Media Contact

Jorge De Jesus

787-993-9650

jdj@cazador1.com